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                                                                   EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1999 Stock Plan of Phoenix Technologies Ltd. of our report dated October 19, 2000, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP

San Jose, California
January 15, 2001